EXHIBIT 10.14

                 Supplementary Agreement on the Leasing of Land,
                          Buildings and Motor Vehicles
                                   (LJ9701-C)

Party A: Liuzhou OVM Joint Stock Co., Ltd.
Party B: Liuzhou OVM Construction Machinery Co., Ltd.

         WHEREAS both parties have entered into an Agreement Concerning the Leasing of Land, Buildings and Motor Vehicles dated June 5, 1995 and a Supplementary Agreement dated September 28, 1995.

         Upon friendly negotiation between both parties to this Agreement, matters with respect to the leasing of land, buildings and motor vehicles for the fiscal years 1997 to 1999 were agreed as follows:

1. The land, buildings and motor vehicles that leased by Party B from Party A were detailed as follows: 1.1 the land with a gross area of 60,000 square meters; 1.2 the buildings, warehouses and offices with a gross area of 9,463 square meters; 1.3 22 vehicles for transportation purposes.

2. For each of three fiscal years 1997 to 1999, Party B pays Party A the rental of Rmb300,000, respectively, for leasing of the land, buildings and motor vehicles detailed above.

3. For fiscal years 2000 and thereafter, the rental shall be subject to further negotiation between the two parties.


For and on behalf of
Party A:  Liuzhou OVM Joint Stock Co., Ltd.


/s/ Wu Guosen
--------------------------
Wu Guosen

For and on behalf of
Party B:  Liuzhou OVM Construction Machinery Co., Ltd.


/s/ Ching Lung Po
--------------------------
    Ching Lung Po

Dated:  December 1, 1997